BY-LAWSBYLAWS OF EMCORE CORPORATION As Amended Through January 11November 2, 20212022 ARTICLE I OFFICES 1. Principal Place of Business. The principal place of business of EMCORE Corporation (the “Corporation”) is 2015 Chestnut Street, Alhambra, California 91803. 2. Other Places of Business. Branch or subordinate places of business or offices may be established at any time by the Board of Directors of the Corporation (the “Board”) at any place or places where the Corporation is qualified to do business. ARTICLE II SHAREHOLDERS 1. Annual Meeting. The annual meeting of shareholders shall be held at a time fixed by the Board, upon not less than ten nor more than sixty days written notice of the time, place (or the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting), and purpose of the meeting at the corporate offices, or at such other time and place, if any, as shall be specified in the notice of meeting, in order to elect directors of the Corporation (“Directors”) and transact such other business as shall come before the meeting. 2. Special Meetings. A special meeting of shareholders may be called for any purpose by the Chairman of the Board, by the chief executive officer or by a majority of the Board acting as a body. A special meeting shall be held upon not less than ten nor more than sixty days written notice of the time, place (or the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting) and purpose of the meeting. 3. Action Without Meeting. The shareholders may act without a meeting if, prior or subsequent to such action, each shareholder who would have been entitled to vote upon such action shall consent in writing to such action. Such written consent or consents shall be filed in the minute book. 4. Quorum. The presence at a meeting in person or by proxy of the holders of shares entitled to cast a majority of the votes shall constitute a quorum.

5. Organization. The chief executive officer, or in the absence of the chief executive officer, president or such vice president as may be designated by the chief executive officer, shall preside at all meetings of the shareholders. If all are absent, any other officer designated by the Board shall preside. If no officer so designated is present, the shareholders present in person or represented by proxy may elect one of their number to preside. The secretary shall act as secretary at all meetings of the shareholders; but in the absence of the secretary, the presiding officer may appoint any person to act as secretary of the meeting. The person presiding at the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting and to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of an agenda or order of business for the meeting, establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls. 6. Nature of Business at Annual Meeting of Shareholders. (a) No business may be transacted at an annual meeting of shareholders, other than business that is (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (ii) otherwise properly before the annual meeting by or at the direction of the Board (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any shareholder of the Corporation who is a shareholder of record of the Corporation on the date the notice provided for in this Section 6 is delivered to the secretary of the Corporation who is entitled to vote at such annual meeting and who complies with the notice procedures set forth in this Section 6. (b) Proposal Notice. (i) (b) For any business to be properly brought before an annual meeting of shareholders pursuant to clause (iii) of SubsectionArticle II, Section 6(a)(iii) above, the shareholder must have given timely notice thereof in writing, delivered or mailed by first class mail, postage prepaid, to the secretary of the Corporation (a “Proposal Notice”) and any such proposed business must constitute a proper matter for shareholder action. For purposes of these Bylaws, “Proposing Person” means (A) the shareholder providing the Proposal Notice or Nominating Notice (as defined below), as applicable, (B) the beneficial owner of the Corporation’s capital stock, if different, on whose behalf the Proposal Notice or Nominating Notice, as applicable, is given, (C) any affiliate or associate of such shareholder or beneficial owner under the Exchange Act, (D) each other person who is the member of a “group” (for purposes of these Bylaws, as such term is used in Rule 13d-5 under the Exchange Act) with any such shareholder or beneficial owner or is otherwise Acting in Concert (as defined below) with any such shareholder or beneficial owner with respect to the proposal or nominations, as applicable, and (E) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such shareholder or beneficial owner in such solicitation of proxies in respect of any such proposals or nomination, as applicable. To be timely, a shareholder’s noticeProposal Notice must be delivered to or mailed and received by the 2 secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. (ii) To be in proper form, such shareholder’s noticea Proposal Notice shall set forth (A) as to each matter such shareholder proposes to bring before the annual meeting,: (i) a brief description of the business desired to be brought before the annual meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these by-lawsBylaws (these “By-LawsBylaws”), the language of the proposed amendment), (iii) the reasons for conducting such business at the annual meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (B) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such person, as they appear on the Corporation’s stock transfer books, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or(within the meaning of Rule 13d-3 under the Exchange Act) and of record by such shareholder and such beneficial owner as of the date of the notice, (iii) a description of any agreement, arrangement or understanding with respect to the proposal between or among such person, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) involving such shareholder or beneficial ownerProposing Person that is in effect as of the date of the shareholder’s notice, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit from share price changes for, or increase or decrease the voting power of, such shareholder or such beneficial ownerProposing Person, with respect to securities of the Corporation, and the class or series and number of shares of the Corporation’s capital stock that relate to such agreements, arrangements or understandings, (v) a description of any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship in effect as of the date of the notice pursuant to which such shareholder or such beneficial ownerProposing Person has or shares a right to vote or direct any third party to vote any shares of capital stock of the Corporation, (vi) a representation that the shareholderProposing Person is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the meeting to propose such business, (vii) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the 3

Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies or votes from shareholders in support of such proposal, and (viii) a description in reasonable detail of any pending, or to such Proposing Person’s knowledge, threatened legal proceeding in which any such Proposing Person is a party or participant involving the Corporation or any officer, directors “affiliate” (for purposes of these Bylaws, as such term is used in Rule 12b-2 under the Exchange Act) or “associate” (for purposes of these Bylaws, as such term is used in Rule 12b-2 under the Exchange Act) of the Corporation, (ix) a description in reasonable detail of any relationship (including any direct or indirect interest in any agreement, arrangement or understanding, written or oral) between such Proposing Person and the Corporation or any director, officer, affiliates or associate of the Corporation, (x) a description in reasonable detail of any performance-related fees (other than an asset-based fee) to which such Proposing Person may be entitled as a result of any increase or decrease in the value of shares of the Corporation or any of its derivative securities, (xi) a description in reasonable detail of any direct or indirect interest of such Proposing Person in any contract or agreement with the Corporation or any affiliate or associate of the Corporation (naming such affiliate or associate), or with any principal competitor of the Corporation or any affiliate or associate of such competitor (naming such competitor, affiliate or associate, as applicable), (xii) a description in reasonable detail of any direct or indirect interest of such Proposing Person that is or may reasonably be considered to be competitive or in conflict with the Corporation, or any affiliate or associate of the Corporation (naming such affiliate or associate), (xiii) a description of, including the class, series and number of, shares of (including any derivative position) any competitor of the Corporation directly or indirectly beneficially owned and/or held of record by such Proposing Person (including any shares of any class or series of any such competitor of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately, only after the passage of time in the future, whether such right is exercisable immediately, only after the passage of time or only upon the satisfaction of certain conditions precedent), (xiv) the investment strategy or objective, if any, of such Proposing Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in each such Proposing Person, and (xv) any other information relating to such shareholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of this SubsectionArticle II, Section 6(b) shall be deemed satisfied by a shareholderProposing Person with respect to business if the shareholderProposing Person has notified the Corporation of the intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such shareholder’sProposing Person’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. Notwithstanding the foregoing provisions of this SubsectionArticle II, Section 6(b), unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual meeting of shareholders to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 6, to be considered a “qualified representative” of the shareholder,” a person must be a duly authorized officer, manager, or partner or occupy a similar position withof such shareholder orand must be 4 authorized by a writingwritten instrument executed by such shareholder to act for such shareholder as proxy at the meeting of shareholders and, in which case such person must produce such writing,written instrument or a reliable reproduction thereof,of the written instrument at the meeting of shareholders. (c) A shareholder providing notice of any business proposed to be conducted at an annual meeting shall further update and supplement such notice, as necessary, from time to time, so that the information provided or required to be provided in such notice pursuant to Article II, Section 6(b) shall be true, correct and complete in all respects, and such update and supplement shall be received by the Secretary of the Corporation not later than the earlier of (A) five (5) business days following the occurrence of any event, development or occurrence which would cause the information provided to be not true, correct and complete in all respects, and (B) five (5) business days prior to the meeting at which such proposals contained therein are to be considered, and, in the event of any adjournment or postponement thereof, five (5) business days prior to such adjourned or postponed meeting. If the information submitted pursuant to Article II, Section 6(b) by any shareholder proposing business for consideration at an annual meeting shall not be true, correct and complete in all respects, such information may be deemed not to have been provided in accordance with Article II, Section 6(b). For the avoidance of doubt, the updates required pursuant to this Article II, Section 6(c) do not cause a notice that was not in compliance with Article II, Section 6(b) when first delivered to the Corporation to thereafter be in proper form in accordance with this Article II, Section 6. Upon written request by the Secretary of the Corporation, the Board or any duly authorized committee thereof, any shareholder proposing business for consideration at an annual meeting shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the reasonable discretion of the Board, any duly authorized committee thereof or any duly authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the shareholder pursuant to Article II, Section 6(b). If a shareholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with Article II, Section 6(b). (d) Except as provided by Rule 14a-8 (and the interpretations thereof) of the Exchange Act, and notwithstanding anything in these Bylaws to the contrary (other than the provisions of Section 6(f) below relating to any proposal properly made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement and other than nominations for election to the Board which must comply with the provisions of Article IV, Section 2 hereof) this Article II, Section 6 shall be the exclusive means for any shareholder of the Corporation to propose business to be brought before an annual meeting of shareholders. If the chairman of such meeting shall determine, based on the facts and circumstances and in consultation with counsel (who may be the Corporation’s internal counsel), that such business was not properly brought before the meeting by a shareholder in accordance with this Article II, Section 6, then the chairman of the meeting shall so declare to the meeting and not permit such business to be transacted at such meeting. In addition, business proposed to be brought by a shareholder may not be brought before an annual meeting if such shareholder takes action contrary to the representations made in the shareholder notice applicable to such business or if 5 the shareholder notice applicable to such business contains an untrue statement of a fact or omits to state a fact necessary to make the statements therein not misleading (e) For purposes of these Bylaws, a person shall be deemed to be “Acting in Concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person. (f) Nothing in this Section 6 shall be deemed to affect the rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to, and in compliance with, Rule 14a-8 of the Exchange Act. (g) Any Proposing Person or any person or entity acting on behalf of a Proposing Person directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Corporation’s Board of Directors. (h) (c) The person presiding at the meeting may, if the facts warrant, determine and declare to the meeting that business was not properly brought before the annual meeting in accordance with the foregoing procedures, and if hesuch person should so determine, hesuch person shall so declare to the meeting and such business shall not be transacted. ARTICLE III VOTING AND ELECTIONS 1. Voting. Except as otherwise provided in the certificate of incorporation of the Corporation (the “Certificate of Incorporation”), each holder of shares with voting rights shall be entitled to one vote for each such share registered in his or her name on the books of the Corporation on such date as may be fixed pursuant to Section 3 as the record date. Whenever any action, other than the election of Directors, is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon, unless a greater percentage is required by statute, the Certificate of Incorporation or these “By-Laws”Bylaws. 6

2. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of shareholders entitled to vote at a shareholders’ meeting or any adjournment thereof. A list required by this Section 2 may consist of cards arranged alphabetically or any equipment which permits the visual display of the information required. Such list shall be arranged alphabetically within each class, series or group of shareholders maintained by the Corporation for convenience of reference, with the address of, and the number of shares held by, each shareholder; be produced (or available by means of a visual display) at the time and place of the meeting; be subject to the inspection of any shareholder for reasonable periods during the meeting; and be prima facie evidence of the identity of the shareholders entitled to examine such list or to vote at any meeting. If the requirements of this Section 2 have not been complied with, the meeting shall, on the demand of any shareholder in person or by proxy, be adjourned until the requirements are complied with. Failure to comply with the requirements of this Section 2 shall not affect the validity of any action taken at such meeting prior to the making of such demand. 3. Fixing Record Date. (a) The Board may fix, in advance, a date as the record date for determining the Corporation’s shareholders with regard to any corporate action or event and, in particular, for determining the shareholders who are entitled to: (i) notice of or to vote at any meeting of shareholders or any adjournment thereof; (ii) give a written consent to any action without a meeting; or (iii) receive payment of any dividend or allotment of any right. The record date may in no case be more than sixty days prior to the shareholders’ meeting or other corporate action or event to which it relates. The record date for a shareholders’ meeting may not be less than ten days before the date of the meeting. The record date to determine shareholders to give a written consent may not be more than sixty days before the date fixed for tabulation of the consents or, if no date has been fixed for tabulation, more than sixty days before the last day on which consents received may be counted. (b) If no record date is fixed, (i) the record date for a shareholders’ meeting shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held; and (ii) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Board relating thereto is adopted. (c) The record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by this actlaw, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to (i) its registered office in New Jersey, 7

(ii) its principal place of business, or (iii) an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. (d) When a determination of shareholders of record for a shareholders’ meeting has been made as provided in this Section 3, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date under this Section 3 for the adjourned meeting. 4. Inspectors of Election. The Board may, in advance of any shareholders’ meeting, or of the tabulation of written consents of shareholders without a meeting, appoint one or more inspectors to act at the meeting or any adjournment thereof or to tabulate such consents and make a written report thereof. If inspectors to act at any meeting of shareholders are not so appointed or shall fail to qualify, the person presiding at a shareholders’ meeting may, and on the request of any shareholder entitled to vote thereat shall, make such appointment. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. No person shall be elected a Director in an election for which he or she has served as an inspector. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. If there are three or more inspectors, the act of a majority shall govern. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them. Any report made by them shall be prima facie evidence of the facts therein stated, and such report shall be filed with the minutes of the meeting. 5. Proxies. (a) Every shareholder entitled to vote at a shareholder meeting or to express consent without a meeting may authorize another person or persons to act for him or her by proxy. Every proxy shall be executed by the shareholder or his or her agent, but a proxy may be given by telegram, cable, telephonic transmission, or any other means of electronic communication so long as that telegram, cable, telephonic transmission or other means of electronic communication either sets forth or is submitted with information from which it can be determined that the proxy was authorized by the shareholder or his agent. (a) No proxy shall be valid after eleven months from the date of its execution unless a longer time is expressly provided therein. A proxy shall be revocable at will unless it states that it is irrevocable and is coupled with an interest either in the stock itself or in the Corporation. A proxy shall not be revoked by the death or incapacity of the shareholder, but the proxy shall continue in force until revoked by the personal representative or guardian of the shareholder. (b) The presence at a meeting of any shareholder who has given a proxy shall not revoke the proxy unless the shareholder (i) files written notice of the revocation with the secretary of the meeting prior to the voting of the proxy or (ii) votes the shares subject to the 8 proxy by written ballot. A person named as proxy of a shareholder may, if the proxy so provides, substitute another person to act in his or her place, including any other person named as proxy in the same proxy. The substitution shall not be effective until an instrument effecting it is filed with the secretary of the Corporation. (c) Unless otherwise required by law, if any shareholder (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (ii) subsequently fails to comply with any requirements of Rule 14a-19 promulgated under the Exchange Act or any other rules or regulations thereunder, then the Corporation shall disregard any proxies or votes solicited for such nominees and such nomination shall be disregarded. (d) (c) Each person holding a proxy shall either file the proxy with the secretary of the meeting or the inspectors at the start of the meeting or shall submit the proxy to the inspectors together with his or her ballot, as determined by the presiding officer. ARTICLE IV BOARD OF DIRECTORS 1. Election; Term of Office; Removal; Vacancies; Independence. (a) Election. The number of Directors constituting the entire Board shall be not less than five nor more than nine, as fixed from time to time by the vote of not less than 66 2/3% of the entire Board; provided, however, that the number of Directors shall not be reduced so as to shorten the term of any Director at the time in office. The phrase “66 2/3% of the entire Board” shall be deemed to refer to 66 2/3% of the number of Directors constituting the Board as provided in or pursuant to this Subsection 1(a), without regard to any vacancies then existing. (b) Classification; Term of Office; Vacancies. Until the 2019 Annual Meeting of Shareholders, The Board shall be divided into three classes, as nearly equal in number as the then total number of Directors constituting the entire Board permits. Commencing with the 2019 Annual Meeting of Shareholders, the Directors elected at an annual meeting of shareholders to succeed those whose terms then expire shall hold office until the next succeeding annual meeting of shareholders and until such Director’s successor shall have been elected and qualified. Starting as of June 1, 2007, Independent Directors (as hereinafter defined) may serve on the Board for no more than ten consecutive years. After serving for ten consecutive years during any period after June 1, 2007, an Independent Director must step down from the Board for at least one year before seeking re-election to the Board. Any vacancies in the Board for any reason, and any created Directorships resulting from any increase in the number of Directors, may be filled by the vote of not less than 66 2/3% of the members of the Board then in office, although less than a quorum, and any Directors so chosen shall hold office until the next annual meeting of shareholders and until their successors shall be elected and qualified. No decrease in the number of Directors shall shorten the term of any incumbent Director. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of preferred stock of the Corporation (“Preferred Stock”) shall have the right, voting separately as a class, to elect one or more Directors, the then authorized number of Directors shall be increased 9 by the number of Directors so to be elected, and the terms of the Director or Directors elected by such holders shall expire at the next succeeding annual meeting of shareholders. (c) Removal. Notwithstanding any other provisions of these By-LawsBylaws, any Director, or the entire Board, may be removed at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock entitled to vote generally in the election of Directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more Directors, the provisions of this Subsection 1(c) shall not apply with respect to the Director or Directors elected by such holders of Preferred Stock. (d) Independence of Directors. A majority of the members of the Board will be independent. The Corporation defines an “Independent Director” in accordance with the NASDAQ listing requirements and these By-LawsBylaws. For purposes of these By-LawsBylaws, an “Independent Director” will mean a Director who: (i) is not, and in the past three years has not been, employed by the Corporation or any of its subsidiaries or affiliates; (ii) does not receive, and in the past three years has not received, any remuneration an advisor, consultant or legal counsel to the Corporation or any of its subsidiaries, affiliates, executive officers or other Directors; (iii) does not have, and in the past three years has not had, any contract or agreement with the Corporation or any of its subsidiaries or affiliates pursuant to which the Director performed or agreed to perform any personal services for the Corporation; (iv) does not have, and in the past three years has not had, any business relationship or engaged in any transaction with the Corporation or any of its subsidiaries or affiliates other than his or her service as a Director; (v) is not, and in the past three years has not been, affiliated with, or employed by any present or former independent auditor of the Corporation or any of its subsidiaries or affiliates; (vi) is not, and in the past three years has not been, a director or executive officer of any company for which any executive officer of the Corporation serves as a director; and (vii) is not a Family Member of a person who is not independent pursuant to subsections (i)-(vi) above. For purposes of this Subsection 1(e), “Family Member” means a person’s spouse, parents, children and siblings, whether by blood, marriage, adoption, or anyone residing in such person’s home. 2. Nominations. 10

(a) Subject to the rights of any holders of Preferred Stock, only persons who are nominated in accordance with the procedures in this Section 2 shall be eligible for election as Directors of the Corporation. Nominations of persons for election to the Board pursuant to this Article IV, Section 2 may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing Directors. Nominations for the election of Directors may be made (i) by or at the direction of the Board (or any duly authorized committee thereof), or (ii) by any shareholder of the Corporation (or group of shareholders in the case of any nomination pursuant to SubsectionArticle IV, Section 2(c)) who is a shareholder of record of the Corporation on the date the notice provided for in this Article IV, Section 2 is delivered to the Corporation who is entitled to vote at such meeting and who complies with the notice procedures set forth in this Article IV, Section 2. (b) Shareholder Nominations. (i) (b) Nominations for election to the Board of Directors which are not made by the Board (a “Nominating Notice”) shall be made by timely notice thereof in writing, delivered or mailed by first class mail, postage prepaid, to the secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received by the secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting of shareholders, not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation); and (ii) in the case of a special meeting of shareholders called for the purpose of electing Directors, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation and of the nominees proposed by the Board to be elected as Directors at such meeting. In no event shall the public announcement of an adjournment or postponement of a meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. To be in proper form, such shareholder’s notice shall set forth (A) as to each person whom the shareholder proposes for election as a Director, (i) the name, age, and business address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock which are beneficially owned by each such nominee, (iv) such other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, and (v) such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; and (B) as to the shareholder giving the notice and (ii) If either the Proposing Person or an individual nominated for election as a director is determined to have any direct or indirect interest that is or may reasonably be 11 considered to be competitive or in conflict with the Corporation, or any affiliate or associate of the Corporation (a “Conflict”), such determination made in the reasonable discretion of at least a majority of the then serving directors on the Board, to the fullest extent permitted by law, no person nominated by any such Proposing Person in the case where such Proposing Person is so determined to have a Conflict, or any such individual nominated for election as a director in the case where only such nominee is so determined to have a Conflict, shall be qualified to serve as a director or be eligible to be nominated to serve as a director. (iii) Required Form of Nominating Notice. To be in proper form, the Nominating Notice to the Secretary of the Corporation shall set forth in writing: (1) the beneficial owner, if any, on whose behalf the proposal is made (iInformation Regarding the Proposing Person. As to each Proposing Person, (A) the name and address of such person, as they appear on the Corporation’s stock transfer books, (iiB) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or(within the meaning of Rule 13d-3 under the Exchange Act) and of record by such shareholder and such beneficial owner as of the date of the notice, (iiiC) a description of any agreement, arrangement or understanding with respect to the nominationproposal between or among such personProposing Person, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including the nominee, (ivD) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) involving such shareholder or beneficial ownerProposing Person that is in effect as of the date of the shareholder’s noticeNominating Notice, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit from share price changes for, or increase or decrease the voting power of, such shareholder or such beneficial ownerProposing Person, with respect to securities of the Corporation, and the class or series and number of shares of the Corporation’s capital stock that relate to such agreements, arrangements or understandings, (vE) a description of any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship in effect as of the date of the noticeNominating Notice pursuant to which such shareholder or such beneficial ownerProposing Person has or shares a right to vote or direct any third party to vote any shares of capital stock of the Corporation, (viF) a representation that the shareholderProposing Person is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the meeting to propose such business, (viiG) a representation whetherand an undertaking that the shareholder or the beneficial owner, if any, intends or is part of a group which intends (A) towill deliver a proxy statement and/or form of proxy to holders ofto beneficial owners of shares representing at least 67% of the percentagevoting power of the Corporation’s outstanding capital stock required to elect the nominee and/or (B) otherwise to solicit proxies or votes from shareholders in support of suchstock entitled to vote generally in the election of directors either (i) at least 20 calendar days before the annual meeting of 12 shareholders, a copy of its definitive proxy statement for the solicitation of proxies for its director candidates or (ii) at least 40 calendar days before the annual meeting of shareholders a Notice of Internet Availability of Proxy Materials that would satisfy the requirements of Rule 14a-16(d) of the Exchange Act, (H) a description in reasonable detail of any pending, or to such Proposing Person’s knowledge, threatened legal proceeding in which any such Proposing Person is a party or participant involving the Corporation or any officer, directors “affiliate” (for purposes of these Bylaws, as such term is used in Rule 12b-2 under the Exchange Act) or “associate” (for purposes of these Bylaws, as such term is used in Rule 12b-2 under the Exchange Act) of the Corporation, (I) a description in reasonable detail of any relationship (including any direct or indirect interest in any agreement, arrangement or understanding, written or oral) between such Proposing Person and the Corporation or any director, officer, affiliates or associate of the Corporation, (J) a description in reasonable detail of any performance-related fees (other than an asset-based fee) to which such Proposing Person may be entitled as a result of any increase or decrease in the value of shares of the Corporation or any of its derivative securities, (K) a description in reasonable detail of any direct or indirect interest of such Proposing Person in any contract or agreement with the Corporation or any affiliate or associate of the Corporation (naming such affiliate or associate), or with any principal competitor of the Corporation or any affiliate or associate of such competitor (naming such competitor, affiliate or associate, as applicable), (L) a description in reasonable detail of any direct or indirect interest of such Proposing Person that is or may reasonably be considered to be competitive or in conflict with the Corporation, or any affiliate or associate of the Corporation (naming such affiliate or associate), (M) a description of, including the class, series and number of, shares of (including any derivative position) any competitor of the Corporation directly or indirectly beneficially owned and/or held of record by such Proposing Person (including any shares of any class or series of any such competitor of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately, only after the passage of time in the future, whether such right is exercisable immediately, only after the passage of time or only upon the satisfaction of certain conditions precedent), (N) the investment strategy or objective, if any, of such Proposing Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in each such Proposing Person, (O) any proposals or nominations submitted by or on behalf of any Proposing Person seeking to nominate directors at any other corporation with a class of equity securities registered pursuant to Section 12 of the Exchange Act, whether or not trading in such securities has been suspended, within the past 36 months from the date of the Nomination Notice (whether or not such proposal or nomination was publicly disclosed), and (viiiP) any other information relating to such shareholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contestnomination pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve 13 as a Director of the Corporation. Notwithstanding the foregoing provisions of this this Subsection 2(b), unless otherwise required by law, (2) Information Regarding the Nominee. As to each person whom the Proposing Person proposes to nominate for election as a director in writing: (A) all information with respect to such proposed nominee that would be required to be set forth in a Nominating Notice pursuant to Section Article Four, Section 2(b)(iii)(1) if such proposed nominee were a Proposing Person; (B) all information relating to such proposed nominee that would be required to be disclosed in a proxy statement or other filing required to be made with the SEC by any Proposing Person pursuant to Section 14(a) under the Exchange Act to be made in connection with a contested solicitation of proxies by a Proposing Person for an election of directors in a contested election; (C) such proposed nominee’s written representation and agreement in the form required by the Corporation (which form the Proposing Person shall request in writing from the Secretary and which the Secretary shall provide to such Proposing Person within ten (10) days after receiving such request) that: (i) such proposed nominee is not and will not become party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law; (ii) such proposed nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation; (iii) such proposed nominee will, if elected as a director, comply with applicable law, the rules of any securities exchanges upon which the Corporation’s securities are listed, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, and any other of the Corporation’s policies and guidelines applicable to directors (which will be provided to such proposed nominee within five (5) business days after the Secretary receives any written request therefor from such proposed nominee), and applicable fiduciary duties under state law; (iv) such proposed nominee consents to serving as a director, if elected as a director of the Corporation; and (v) such proposed nominee intends to serve as a director for the full term for which such proposed nominee is standing for election; (D) such proposed nominee’s executed written consent to be named in the proxy statement and form of proxy of the Proposing Person and the proxy statement and form of proxy of the Corporation as a nominee and to serve as a director of the Corporation if elected; (E) to the extent that such proposed nominee has entered into (i) any agreement, arrangement or understanding (whether written or oral) with, or has given any commitment or assurance to, any person or entity as to the positions that such proposed nominee, if elected as a director of the Corporation, would take in support of or in opposition to any issue or question that may be presented to him or her for consideration in his or her capacity as a director of the Corporation, (ii) any agreement, arrangement or understanding (whether written or oral) with, or has given any commitment or assurance to, to any person or 14 entity as to how such proposed nominee, if elected as a director of the Corporation, would act or vote with respect to any issue or question presented to him or her for consideration in his or her capacity as a director of the Corporation, (iii) any agreement, arrangement or understanding (whether written or oral) with any person or entity that could be reasonably interpreted as having been both (a) entered into in contemplation of the proposed nominee being elected as a director of the Corporation, and (b) intended to limit or interfere with the proposed nominee’s ability to comply, if elected as a director of the Corporation, with his or her fiduciary duties, as a director of the Corporation, to the Corporation or its shareholders, or (iv) any agreement, arrangement or understanding (whether written or oral) with any person or entity that could be reasonably interpreted as having been or being intended to require such proposed nominee to consider the interests of a person or entity (other than the Corporation and its shareholders) in complying with his or her fiduciary duties, as a director of the Corporation, to the Corporation or its shareholders, a description in reasonable detail of each such agreement, arrangement or understanding (whether written or oral) or commitment or assurance; (F) a description in reasonable detail of any and all agreements, arrangements and/or understandings, written or oral, in effect currently or at any time within the three years preceding the date of the nomination, between such proposed nominee and any person or entity (naming each such person or entity) with respect to any direct or indirect compensation, reimbursement, indemnification or other benefit (whether monetary or non-monetary) in connection with or related to such proposed nominee’s candidacy for election to the Board and/or service on the Board if elected as a member of the Board; (G) a description in reasonable detail of any and all other agreements, arrangements and/or understandings, written or oral, in effect currently or at any time within the three years preceding the date of the nomination, between such proposed nominee and any person or entity (naming such person or entity) in connection with such proposed nominee’s service or action as a proposed nominee and, if elected, as a member of the Board; (H) all information that would be required to be disclosed pursuant to Items 403 and 404 under Regulation S-K if the shareholder giving the notice or any other Proposing Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant; (I) a fully completed Director’s Questionnaire on the form supplied by the Corporation within 10 calendar days following written request from the shareholder, executed by each nominee; and (J) such other information as the Corporation may require, including by completion of supplemental questionnaires, to determine, among other things, the eligibility of such proposed nominee to serve as a director of the Corporation or whether such nominee would be independent under applicable Securities and Exchange Commission and stock exchange rules and the Corporation’s publicly disclosed corporate governance guidelines. (iv) Updating of Nominating Notice. (1) A shareholder providing a Nominating Notice with respect to any nominations proposed to be made at any shareholders’ meeting shall further update and supplement such notice, as necessary, from time to time, so that the information provided or required to be provided in such notice pursuant to this Article IV, Section 2 shall be true, correct and complete in all respects, and such update and supplement shall be received by the Secretary of the Corporation not later than the earlier of (A) five (5) 15 business days following the occurrence of any event, development or occurrence which would cause the information provided to be not true, correct and complete in all respects, and (B) five (5) business days prior to the meeting at which such proposals contained therein are to be considered, and, in the event of any adjournment or postponement thereof, five (5) business days prior to such adjourned or postponed meeting. (2) If the information submitted pursuant to this Article IV, Section 2 by any shareholder of a proposed nomination to be made at a shareholders’ meeting shall not be true, correct and complete in all respects, such information may be deemed not to have been provided in accordance with this Article IV, Section 2. For the avoidance of doubt, the updates required pursuant to this Article IV, Section 2(b)(iv) do not cause a notice that was not in compliance with this Article IV, Section 2 when delivered to the Corporation to thereafter be in proper form in accordance with this Article IV, Section 2. (3) Upon written request by the Secretary of the Corporation, the Board or any duly authorized committee thereof, any shareholder proposing nominees for consideration at a shareholders’ meeting shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the reasonable discretion of the Board, any duly authorized committee thereof or any duly authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Article IV, Section 2. If a shareholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Article IV, Section 2. (4) Upon request by the Corporation, if a shareholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such shareholder shall deliver to the Corporation, no later than ten (10) business days prior to the applicable meeting of shareholders, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act. (c) Exclusive Means. Article IV, Section 2 of these Bylaws shall be the exclusive means of any shareholder of the Corporation’s capital stock to propose a nominee for the Board before any shareholders’ meeting. No candidate shall be eligible for nomination by a shareholder as a director of the Corporation unless such candidate for nomination and the Proposing Person seeking to place such candidate’s name in nomination for election at a shareholders’ meeting have complied with this Article IV, Section 2 in all respects. Except for a nomination made in accordance with this Article IV, Section 2 of these Bylaws and Rule 14a-19 promulgated under the Exchange Act, this Article IV, Section 2 of these Bylaws is the sole and exclusive manner for shareholders to include nominees for director election in the Corporation’s proxy materials. In the event of a failure to meet the requirements of this Article IV, Section 2, (i) the Corporation may omit or, to the extent feasible, remove the information concerning the nomination from its proxy materials and/or otherwise communicate to its shareholders that the nominee is not eligible for election at the annual meeting of shareholders, (ii) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the party and (iii) the presiding person of the meeting shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may 16 have been received by the Corporation. If the chairman of such shareholders’ meeting shall determine, based on the facts and circumstances and in consultation with counsel (who may be the Corporation’s internal counsel), that such nominee was not properly nominated by a shareholder in accordance with this Article IV, Section 2, then the chairman of the shareholders’ meeting shall so declare such determination to the shareholders’ meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect. In addition, nominations made by a shareholder may not be brought before a shareholders’ meeting if such shareholder takes action contrary to the representations made in the Nominating Notice applicable to such nomination or if the Nominating Notice applicable to such nomination contains an untrue statement of a fact or omits to state a fact necessary to make the statements therein not misleading. (d) Accuracy of Information. A shareholder submitting the Nomination Notice, by its delivery to the Corporation, represents and warrants that all information contained therein is true, accurate and complete in all respects, contains no false and misleading statements and such shareholder acknowledges that it intends for the Corporation and the Board to rely on such information as being true, accurate and complete in all respects, without regard to what other information may be publicly available but not contained in the Nominating Notice. (e) Interview/Background Diligence. The proposed nominee shall, as required by the Board or a committee thereof, sit for an interview with one or more directors or their representatives, which interview may, in the discretion of the Board or any such committee thereof be conducted by means of remote communication, and such proposed nominee shall make himself or herself available for any such interview within ten (10) days following the date of any request therefor from the Board or any committee thereof. Refusal by a proposed nominee to participate in such interview will render the nomination ineffective for failure to satisfy the requirements of these Bylaws. The proposed nominee shall, as required by the Board or any committee thereof, consent to and cooperate with a background screening conducted by a background screening company selected by the Board or any such committee thereof with experience in conducting background screenings of public company directors. Refusal by a proposed nominee to cooperate with such a background screening will render the nomination ineffective for failure to satisfy the requirements of these Bylaws. (f) Exchange Act and State Law. In addition to the provisions of this Article IV, Section 2, a shareholder shall also comply with all applicable requirements of the Exchange Act and applicable state law with respect to any nominations of directors for election at any shareholders’ meeting and any solicitations of proxies in connection therewith. (g) Corporation Proxy Materials/White Proxy Card. Except as otherwise required by law, nothing in Article IV, Section 2 shall obligate the Corporation or the Board to include in any proxy statement or other shareholder communication distributed on behalf of the Corporation or the Board information with respect to any nominee for director submitted by a shareholder. Any Proposing Person or any person or entity acting on behalf of a Proposing Person directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board. 17

(h) Appearance at Meeting. Notwithstanding anything to the contrary in Article IV, Section 2, unless otherwise permitted or required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the meeting of shareholders to present thea nomination, such nomination shall be disregardednot be brought before the meeting, notwithstanding that proxies in respect of such votenominee may have been received by the Corporation. For purposes of this Section 2(h), to be considered a “qualified representative” of the shareholder,” a person must be a duly authorized officer, manager, or partner or occupy a similar position withof such shareholder orand must be authorized by a writingwritten instrument executed by such shareholder to act for such shareholder as proxy at the meeting of shareholders and, in which case such person must produce such writing,written instrument or a reliable reproduction thereof,of the written instrument at the meeting of shareholders. (i) (c) For a nominee for election to the Board proposed by a shareholder or group of shareholders holding 20% or more of the outstanding capital stock of the Corporation, the Corporation shall include such nominee in the Corporation’s proxy solicitation materials, provided that such shareholder or group of shareholders has complied with the notice and other procedures set forth in this Section 2 For a nominee for election to the Board proposed by a shareholder or group of shareholders holding less than 20% of the outstanding shares of capital stock of the Corporation, the Corporation shall not be required to include such nominee in the Corporation’s proxy solicitation materials regardless of whether such shareholder or group of shareholders has complied with the notice and other procedures set forth in this Section 2. For purposes of this SubsectionArticle IV, Section 2(ci), “group” shall mean any group of persons and/or entities formed for the purpose of acquiring, holding, voting or disposing of voting securities that would be required under Section 13(d) of the Exchange Act and the rules and regulations thereunder to file a statement on Schedule 13D with the Securities and Exchange Commission as a “person” within the meaning of the Section 13(d)(3) of the Exchange Act. (j) (d) The person presiding at the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. 3. Regular Meetings. A regular meeting of the Board shall be held without notice immediately following and at the same place as the annual shareholders’ meeting for the purposes of electing officers and conducting such other business as may come before the meeting. The Board, by resolution, may provide for additional regular meetings which may be held without notice, except advance notice, as described in Section 4 below, shall be provided to Directors not present at the time of the adoption of the resolution. 4. Special Meetings. A special meeting of the Board may be called at any time by the Chairman of the Board, the chief executive officer or a majority of the members of the Board for any purpose. Such meeting shall be held upon one day’s notice if given orally (either by telephone or in person) or by telegraph, e-mail or facsimile transmission, or by three days notice if given by depositing the notice in the United States mails, postage prepaid. Such notice shall specify the time and place of the meeting. 18

5. Action Without Meeting. The Board may act without a meeting if, prior or subsequent to such action, each member of the Board shall consent in writing to such action. Such written consent or consents shall be filed in the minute book. 6. Quorum and Manner of Acting. Except as otherwise provided in these By-LawsBylaws, the Certificate of Incorporation or by law, one-half of the entire Board shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting (provided the period of adjournment does not exceed 10 days in any one adjournment), until a quorum shall be present. 7. Meetings by Means of Conference Telephone. Except as otherwise provided in these By-LawsBylaws, the Certificate of Incorporation or by law, members of the Board may participate in a meeting of the Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting. 8. Committees. The Board, by resolution adopted by a majority of the entire Board, may appoint from among its members an executive committee and one or more other committees, each of which shall consist of one or more directors of the Corporation. To the extent provided in such resolution, each such committee shall have and may exercise all the authority of the Board, except that no such committee shall (a) make, alter or repeal any By-Law; (b) elect any Director, or remove any officer or Director; (c) submit to shareholders any action that requires shareholders’ approval; or (d) amend or repeal any resolution theretofore adopted by the Board which by its terms is amendable or repealable only by the Board. The Board, by resolution adopted by a majority of the entire Board, may (a) fill any vacancy in any such committee; (b) appoint one or more Directors to serve as alternate members of any such committee, to act in the absence or disability of members of any such committee with all the powers of such absent or disabled members; (c) abolish any such committee at its pleasure; (d) remove any Director from membership on such committee at any time, with or without cause; and (e) establish as a quorum for any such committee less than a majority of the entire committee, but in no case less than the greater of two persons or one-third of the entire committee. Actions taken at a meeting of any such committee shall be reported to the Board at its next meeting following such committee meeting; except that, when the meeting of the Board is held within two days after the committee meeting, such report shall, if not made at the first meeting, be made to the Board at its second meeting following such committee meeting. Unless otherwise provided by the Board, meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of this Article IV applicable to meetings and actions of the Board. 19

9. Compensation of Directors. The Board, by the affirmative vote of a majority of Directors in office and irrespective of any personal interest of any of them, shall have authority to establish reasonable compensation of Directors for services to the Corporation as Directors, officers or otherwise. 10. Chairman of the Board. The Board shall elect a Chairman of the Board from among the Directors. The Board shall designate the Chairman as either a non-executive Chairman of the Board, or an executive Chairman of the Board. The Chairman of the Board shall preside at meetings of the Board and in general shall perform all duties incident to the office of Chairman of the Board and such other duties as from time to time may be assigned to him by the Board of Directors. ARTICLE V WAIVERS OF NOTICE Any notice required by these By-LawsBylaws, by the Certificate of Incorporation, or by applicable law, including the New Jersey Business Corporation Act may be waived in writing by any person entitled to notice. The waiver or waivers may be executed either before or after the event with respect to which notice is waived. Each Director or shareholder attending a meeting without protesting, prior to its conclusion, the lack of proper notice shall be deemed conclusively to have waived notice of the meeting. ARTICLE VI OFFICERS 1. Election. At its regular meeting following the annual meeting of shareholders, the Board shall elect a chief executive officer, a president, a treasurer and a secretary, and it may elect such other officers, including one or more vice presidents, as it shall deem necessary. One person may hold two or more offices. The chief executive officer shall be a Director of the Corporation. Each officer shall hold office until the end of the period for which such officer was elected, and until his or her successor has been elected and has qualified, unless he or she is earlier removed. 2. Duties and Authority of Chief Executive Officer. Subject only to the authority of the Board, and except as otherwise provided in these By-LawsBylaws, the chief executive officer shall have responsibility for the business and affairs of the Corporation. Unless otherwise directed by the Board, all other executive officers, including the president, shall be subject to the authority and supervision of the chief executive officer. The chief executive officer may enter into and execute in the name of the Corporation contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the Board. The chief executive officer shall preside at shareholder meetings. Except as otherwise provided in these By-LawsBylaws, the chief executive officer shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation. 20

3. Duties and Authority of President. Subject only to the authority of the chief executive officer and the Board, the president shall have responsibility for the business and affairs of the Corporation. Unless otherwise directed by the Board, all other non-executive officers shall be subject to the authority and supervision of the president. The president may enter into and execute in the name of the Corporation contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the Board. Except as otherwise provided in these By-LawsBylaws, the president shall have the general powers and duties of management usually vested in the office of president of a corporation. Following the annual meeting of shareholders in 2008, the president shall also be the chief executive officer and shall have the duties and authority described in Section 2 of this Article V. 4. Duties and Authority of Vice Presidents. Each vice president shall perform such duties and have such authority as from time to time may be delegated to him by the chief executive officer, the president or by the Board. The Board shall have the authority to append such prefixes as “executive,” “senior” and “assistant” to any vice president’s title as it shall determine. In the absence of the chief executive officer and the president or in the event of the president’s death, inability, or refusal to act, such vice president as shall have been designated by the Board or, in the absence of such designation, by the chief executive officer, shall perform the duties and be vested with the authority of the president. 5. Duties and Authority of Treasurer. The treasurer shall have the custody of the funds and securities of the Corporation and shall keep or cause to be kept regular books of account for the Corporation. The treasurer shall perform such other duties and possess such other powers as are incident to that office or as shall be assigned by the chief executive officer, president or the Board. 6. Duties and Authority of Secretary. The secretary shall cause notices of all meetings to be served as prescribed in these By-LawsBylaws and shall keep or cause to be kept the minutes of all meetings of the shareholders and the Board. The secretary shall have charge of the seal of the Corporation. The secretary shall perform such other duties and possess such other powers as are incident to that office or as are assigned by the chief executive officer, president or the Board. 7. Vacancies. Any vacancy in any office may be filled by the Board. 8. Removal and Resignation. Any officer may be removed, either with or without cause, by the Board or by any officer upon whom the power of removal has been conferred by the Board. An officer elected by the shareholders may be removed, with or without cause, only by vote of the shareholders but his or her authority to act as an officer may be suspended by the Board for cause. Removal of an officer shall be without prejudice to the officer’s contract rights, if any. Election or appointment of an officer shall not of itself create contract rights. Any officer may resign at any time by giving written notice to the Board, the chief executive officer or the president. A resignation shall take effect on the date of the receipt of the notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of the resignation shall not be necessary to make it effective. 21

ARTICLE VII CAPITAL STOCK AND OTHER SECURITIES 1. Issuance of Capital Stock and Other Securities. Each share of the capital stock of the Corporation shall be represented by certificates or, in accordance with the applicable provisions of the New Jersey Business Corporation Act, shall be uncertificated shares. Certificates of any class of capital stock and certificates representing any other securities of the Corporation shall be signed by the Chairman of the Board, chief executive officer, president, or any vice president and, at the Corporation’s option, may be countersigned by the secretary, any assistant secretary, the treasurer or any assistant treasurer. The signature of each officer may be an engraved or printed facsimile. If an officer or transfer agent or registrar whose facsimile signature has been placed upon certificates ceases to hold the official capacity in which he or she signed, the certificates may continue to be used. The certificates may, but need not, be sealed with the seal of the Corporation, or a facsimile of the seal. The certificates shall be countersigned and registered in whatever manner the Board may prescribe. 2. Lost, Stolen and Destroyed Certificates. In case of lost, stolen or destroyed certificates, new certificates or uncertificated shares may be issued to take their place upon receipt by the Corporation of a bond of indemnity and under whatever regulations may be prescribed by the Board. The giving of a bond of indemnity may be waived. 3. Transfer of Securities. The shares of the capital stock or any other registered securities of the Corporation shall be transferable on the books of the Corporation by the holder thereof or by that person’s authorized agent upon (a) surrender for cancellation to the relevant transfer agent of an outstanding certificate or certificates for the same number of shares or other security with an assignment and authorization to transfer endorsed thereon or attached thereto, duly executed, together with such proof of the authenticity of the signature and of the power of the assignor to transfer the securities as the Corporation or its agents may require or (b) in the case of uncertificated shares, upon receipt of proper transfer instructions from the holder thereof or that person’s authorized agent or upon presentation of proper evidence of assignment and authorization to transfer, duly executed, together with such proof of the authenticity of the signature and of the power of the assignor to transfer the securities as the Corporation or its agents may require. 4. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder except as therein provided. 22

ARTICLE VIII AMENDMENTS TO AND EFFECT OF BY-LAWSBYLAWS; FISCAL YEAR; SEAL; CHECKS; CONTRACTS; RECORDS 1. Force and Effect of By-LawsBylaws. These By-LawsBylaws are subject to the provisions of the applicable law, including the New Jersey Business Corporation Act, and the Certificate of Incorporation, as it may be amended from time to time. If any provision in these By-LawsBylaws is inconsistent with a provision in that Act or the Certificate of Incorporation, the provision of that Act or the Certificate of Incorporation shall govern. 2. Amendments to By-LawsBylaws. These By-LawsBylaws may be altered, amended or repealed by the shareholders or the Board in accordance with the terms of the Certificate of Incorporation, these By-lawsBylaws and applicable law. Any By-Law adopted, amended or repealed by the shareholders may be amended or repealed by the Board, unless the resolution of the shareholders adopting such By-Law expressly reserves to shareholders the right to amend or repeal it. 3. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of October of each year. 4. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation, and the words “Corporate Seal New Jersey”. The corporate seal may be used by causing it or a facsimile thereof to be impressed or reproduced on a document or instrument, or affixed thereto. Except to the extent required by applicable law or by resolution of the Board, no contract, instrument or other document executed by or on behalf of the Corporation, or to which the Corporation is otherwise a party, shall be required to bear the corporate seal. 5. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by the person or persons and in such manner, manually or by facsimile signature, as shall be determined from time to time by the Board. 6. Execution of Contracts. The Board may authorize any officer or officers, employee or employees, or agent or agents of the Corporation, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. The authority may be general or confined to specific instances. 7. Records. The Corporation shall keep books and records of account and minutes of the proceedings of the shareholders, Board and such committees as the Board may determine. Such books, records and minutes may be kept outside the State of New Jersey. The Corporation shall keep at its principal office, its registered office, or at the office of its registrar and transfer agent, a record or records containing the names and addresses of all shareholders, the number, class and series of shares held by each and the dates when they respectively became the owners 23 of record thereof. Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into readable form within a reasonable time. Any person who shall have been a shareholder of record of the Corporation for at least six months immediately preceding his demand, or any person holding, or so authorized in writing by the holders of, at least five percent of the outstanding shares of any class or series, upon at least five days’ written demand shall have the right for any proper purpose to examine in person or by agent or attorney, during usual business hours, the minutes of the proceedings of the shareholders and record of shareholders and to make extracts therefrom at the places where the same are kept. ARTICLE IX INDEMNIFICATION 1. General. The Corporation shall indemnify an Indemnitee (as hereinafter defined) against Liabilities (as hereinafter defined) and advance Expenses (as hereinafter defined) to an Indemnitee to the fullest extent permitted by applicable law and as provided in this Article IX. An Indemnitee shall be entitled to the indemnification provided in this Section 1, if, by reason of his being or having been an Officer/Director (as hereinafter defined), he is, or is threatened to be made, a party to any threatened, pending, or completed Proceeding (as hereinafter defined). Pursuant to this Section 1, an Indemnitee shall be indemnified against Expenses and Liabilities actually incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein. 2. Advancement of Expenses. The Corporation shall advance all Expenses incurred by or on behalf of an Indemnitee in connection with any Proceeding upon the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by the Indemnitee or refer to invoices or bills for Expenses furnished or to be furnished directly to the Corporation, and shall include or be preceded or accompanied by an undertaking by or on behalf of the Indemnitee to repay any Expenses advanced unless it shall ultimately be determined pursuant to Section 5 of this Article IX that the Indemnitee is entitled to be indemnified against such Expenses. 3. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Article IX, to the extent that an Indemnitee is, by reason of his being or having been an Officer/Director, a witness in any Proceeding in which such Indemnitee is not also a party, the Corporation shall indemnify such witness against all Expenses actually incurred by him or on his behalf in connection therewith. 4. Limitation on Indemnity. No indemnification shall be made to any Indemnitee pursuant to this Article IX to the extent that, in connection with the relevant Proceeding, a judgment or other final adjudication adverse to the Indemnitee establishes that his acts or omissions (a) were in breach of such Indemnitee’s duty of loyalty to the Corporation or its shareholders, as defined in subsection (3) of N.J.S. 14A:2-7, (b) were not in good faith or 24 involved a knowing violation of law, or (c) resulted in the receipt by such Indemnitee of an improper personal benefit. In the event of any such finding, the Indemnitee shall promptly disgorge and pay over to the Corporation any amounts theretofore paid to such Indemnitee pursuant to this Article IX, including any advance of Expenses pursuant to Section 2 of this Article IX. The termination of any Proceeding or of any claim, issue or matter therein by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself adversely affect the right of an Indemnitee to indemnification or create a presumption that an Indemnitee did not act in good faith or that an Indemnitee had reasonable cause to believe that his conduct was unlawful. 5. Procedure for Determination of Entitlement to Indemnification. (a) To obtain indemnification under this Article IX, an Indemnitee shall submit to the Corporation a written request for indemnification, and provide for the furnishing to the Corporation of such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. The secretary shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification. (b) Upon written request by an Indemnitee for indemnification pursuant to Subsection 5(a) of this Article IX, a written determination with respect to the Indemnitee’s entitlement thereto shall be made: (i) if a Change in Control (as hereinafter defined) shall have occurred, by Independent Counsel (as hereinafter defined); (ii) if a Change in Control shall not have occurred, (A) by the Board by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (B) by a majority vote of a quorum of Disinterested Directors on a Committee of the Board authorized by the Board to make such determination, or (C) by Independent Counsel. If it is so determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made in a timely fashion. An Indemnitee shall cooperate with the person, persons or entity making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by an Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to an Indemnitee’s entitlement to indemnification). (c) In the event the determination of entitlement is to be made by Independent Counsel pursuant to Subsection 5(b) of this Article IX, the Independent Counsel shall be selected as provided in this Subsection 5(c). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board or a Committee thereof authorized by the Board to make such selection, and the Corporation shall give written notice to the Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent Counsel shall be selected jointly by the Indemnitee and the Board or a Committee thereof authorized by the Board to make such determination. In the event that the Board or such a Committee thereof cannot agree with the Indemnitee on the choice of Independent Counsel, such Independent Counsel shall be selected by the Board or a Committee 25 thereof from among the New York City law firms having more than 100 attorneys. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Subsection 5(b) of this Article IX, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Subsection 5(c), regardless of the manner in which such Independent Counsel was selected or appointed. 6. Presumptions and Effect of Certain Proceedings. (a) If a Change in Control shall have occurred, in making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that an Indemnitee is entitled to indemnification under this Article if the Indemnitee has submitted a request for indemnification in accordance with Subsection 5(a) of this Article IX, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. (b) If the person, persons or entity empowered or selected under Section 5 of this Article IX to determine whether an Indemnitee is entitled to indemnification shall not have made such determination in a timely fashion after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification (which shall have been proven by clear and convincing evidence), or (ii) a prohibition of such indemnification under applicable law. (c) Every Indemnitee shall be presumed to have relied upon this Article IX in serving or continuing to serve as an Officer/Director. 7. Indemnification of Estate; Standards for Determination. If an Indemnitee is deceased and would have been entitled to indemnification under any provision of this Article IX, the Corporation shall indemnify the Indemnitee’s estate and his spouse, heirs, administrators and executors. When the Board, Committee thereof or Independent Counsel acting in accordance with Section 5 of this Article IX is determining the availability of indemnification under this Article IX and when an Indemnitee is unable to testify on his own behalf by reason of his death or mental or physical incapacity, said Board, Committee or Independent Counsel shall deem the Indemnitee to have satisfied applicable standards set forth in the relevant section or sections of this Article IX unless it is affirmatively demonstrated by clear and convincing evidence that indemnification is not available thereunder. 8. Limitation of Actions and Release of Claims. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Corporation or its Affiliates (as hereinafter defined) against an Indemnitee, his spouse, heirs, executors or administrators after the expiration of two years from the date the Indemnitee ceases (for any reason) to serve as an Officer/Director, and any claim or cause of action of the Corporation or its Affiliates shall be 26 extinguished and deemed released unless asserted by filing of a legal action within such two-year period. 9. Other Rights and Remedies of Indemnitee. (a) The Corporation shall purchase and maintain on behalf of Indemnitees such insurance covering such Liabilities and Expenses arising from actions or omissions of an Indemnitee in his capacity as an Officer/Director as is obtainable and is reasonable and appropriate in cost and amount. (b) In the event that (i) a determination is made pursuant to Section 5 of this Article IX that an Indemnitee is not entitled to indemnification under this Article IX, (ii) advancement of Expenses is not timely made pursuant to Section 2 of this Article IX, (iii) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Subsection 5(b) of this Article IX and such determination shall not have been made and delivered in a written opinion in a timely fashion after receipt by the Corporation of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 3 of this Article IX in a timely fashion after receipt by the Corporation of a written request therefor, or (v) payment of indemnification is not made in a timely fashion after a determination has been made that an Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6 of this Article IX, the Indemnitee shall be entitled to an adjudication in the Superior Court of the State of New Jersey, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. Alternatively, the Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. The Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration in a timely manner following the date on which the Indemnitee first has the right to commence such Proceeding pursuant to this Subsection 9(b). The Corporation shall not oppose the Indemnitee’s right to exercise his rights under this Subsection 9(b). (c) In the event that a determination shall have been made pursuant to Section 5 of this Article that an Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 9 shall be conducted in all respects as a de novo trial or arbitration on the merits, and the Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding or arbitration commenced pursuant to this Section 9 the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be. (d) If a determination shall have been made or deemed to have been made pursuant to Section 5 of this Article IX that an Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 9, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification (which shall have been proven by 27 clear and convincing evidence), or (ii) a prohibition of such indemnification under applicable law. (e) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 9 that the procedures and presumptions of this Article are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article IX. (f) In the event that an Indemnitee, pursuant to this Section 9, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Article, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the types described in the definition of Expenses in Section 12 of this Article IX) actually incurred by him in such judicial adjudication or arbitration, but only if he prevails therein. If it shall be determined in said judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated. 10. Non-Exclusivity; Survival of Rights; Subrogation. (a) The rights of indemnification and to receive advancement of Expenses as provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the certificate of incorporation or other similar organizational document of any Affiliate of the Corporation, the By-LawsBylaws, the by-lawsbylaws or other similar organizational document of any Affiliate of the Corporation, any agreement, any insurance policy maintained or issued directly or indirectly by the Corporation or any Affiliate of the Corporation, a vote of shareholders, a resolution of Disinterested Directors, or otherwise. No amendment, alteration or repeal of this Article or of any provision hereof shall be effective as to any Indemnitee with respect to any action taken or omitted by such Indemnitee as an Officer/Director prior to such amendment, alteration or repeal. The provisions of this Article IX shall continue as to an Indemnitee whose status as an Officer/Director has ceased and shall inure to the benefit of his heirs, executors and administrators. (b) In the event of any payment under this Article IX, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights. (c) The Corporation shall not be liable under this Article IX to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise. 11. Severability. If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and 28 enforceability of the remaining provisions of this Article (including without limitation, each portion of any subsection of this Article IX containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article (including, without limitation, each portion of any subsection of this Article IX containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable. 12. Definitions. For purposes of this Article IX: (a) “Affiliate” or “Associate” shall have the same meaning as in Rule 405 under the Securities Act of 1933, as amended. (b) “Change in Control” shall mean either: (i) a change in the membership of the Board such that one-third or more of its members were neither recommended nor elected to the Board by a majority of those of its members (A) who are not Affiliates or Associates or representatives of a beneficial owner described in clause (ii) below or (B) who were members of the Board prior to the time the beneficial owner became such; or (ii) The attainment of “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act, as Rule 13d-3 was in existence on the date hereof) by any person, corporation or other entity, or any group, including, associates or affiliates of such beneficial owner, of more than 10% of the voting power of all classes of capital stock, other than by any such entity that held more than such percentage as of the date hereof. (c) “Corporate Agent” means a person who is or was a director, officer, employee, agent or fiduciary of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation, but shall not include any Officer/Director. (d) “Disinterested Director” means a Director who is not and was not a party to the Proceeding in respect of which indemnification is sought by an Indemnitee. (e) “Expenses” means all reasonable costs, disbursements and counsel fees. (f) “Indemnitee” means any person who is, or is threatened to be made, a witness in, or a party to, any Proceeding by reason of his being or having been an Officer/Director. (g) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Corporation or the Indemnitee or, following a Change in Control, any person acquiring control or any beneficial owner referred to in clause (ii) of Section 12(b) of this Article or any Affiliate or Associate of any such person or beneficial owner, in any matter material to any such person, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent 29

Counsel” shall not include any person who under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee’s rights under this Article IX. (h) “Liabilities” shall mean amounts paid or incurred in satisfaction of settlements, judgments, awards, fines and penalties. (i) “Officer/Director” shall mean any officer of the Corporation or any Director. (j) “Proceeding” includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Section 9 of this Article IX to enforce his rights under this Article IX. 13. Notices. Any notice, request or other communication required or permitted to be given to the Corporation under this Article IX shall be in writing and either delivered in person or sent by telex, telegram or certified or registered mail, postage prepaid, return receipt requested, to the secretary of the Corporation and shall be effective only upon receipt by the secretary. 14. Amendments. This Article IX may be amended or repealed only by action of the Board approved by the favorable vote of a majority of the votes cast by shareholders entitled to vote thereon at a meeting of shareholders for which proxies are solicited in accordance with then applicable requirements of the Securities and Exchange Commission, except that (i) the Board, without shareholder approval, may make technical amendments that do not substantively affect the rights of an Indemnitee hereunder and (ii) following a Change of Control, as defined in clause (ii) of Subsection 12(b) of this Article IX, there shall also be required for approval of any such amendment or repeal the favorable vote of a majority of the votes cast by persons other than the beneficial owners referred to in clause (ii) of Section 12(b) of this Article IX and their Affiliates and Associates. 15. Indemnification of Corporate Agents. The Corporation may at the discretion of the Board indemnify any Corporate Agent to the fullest extent permitted by applicable law; provided, that the Corporation shall in any event indemnify a Corporate Agent to the extent required by applicable law. The procedures to be followed in the event of such indemnification shall be such as may be determined by the Board in its discretion; provided, that in the event any procedures are mandated by applicable law, such procedures shall be followed. ARTICLE X FORUM FOR ADJUDICATION OF DISPUTES Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act of 1933. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X. 30

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0 Table Insert Changes: 0 Table Delete 0 Add Intelligent Table Comparison: Active Table moves to 157 0 Summary report: Litera Compare for Word 11.2.0.54 Document comparison done on 11/2/2022 11:48:42 AM Table moves from 0 Delete Embedded Graphics (Visio, ChemDraw, Images etc.) 98 0 Original DMS: nd://4868-7280-4920/1/Bylaws -- Amended and Restated October 2022.docx Embedded Excel 0 Move From Format changes 0 0 Total Changes: Modified DMS: nd://4868-7280-4920/5/Bylaws -- Amended and Restated October 2022.docx 255 Move To Style name: Default Style